Exhibit 99.1

Hillenbrand Announces Binding Offer to Acquire LINXIS Group, a Global Leader in Process Equipment and Automation Solutions for the Food Industry

●	Advances Hillenbrand’s long-term profitable growth strategy; builds significant scale with leadership positions in attractive food end market

●	Highly complementary systems and equipment to Coperion; expands its customer offering in food and provides strong synergy opportunities

●	Expected to be accretive to Adjusted EPS within the first full year

BATESVILLE, Ind. July 20, 2022 – /PR Newswire/ - Hillenbrand, Inc. (NYSE: HI) announced today that it has signed a binding offer to acquire LINXIS Group from IBERIS INTERNATIONAL S.À R.L, an affiliate of IK Partners, and additional sellers for an enterprise value of approximately €572 million. LINXIS Group is a leading global provider of mixing, ingredient automation, and portioning solutions for food and other higher growth end markets. Upon completion of required works council consultations, the parties expect to enter into a definitive purchase agreement, with closing expected to occur before calendar year end, subject to regulatory approvals.

LINXIS Group has six market-leading brands – Bakon, Diosna, Shaffer, Shick Esteve, Unifiller, and VMI – that serve customers in over 100 countries. With a global footprint and headquarters in Nantes, France, LINXIS Group specializes in the design, manufacturing, and service of dosing, kneading, mixing, granulating, drying and coating technologies that are complementary to the equipment and solutions offered under Hillenbrand’s Coperion brand. LINXIS Group expects calendar year 2022 revenue of approximately €300 million with mid-teen EBITDA margins.

“LINXIS Group will continue to build upon our profitable growth strategy by further strengthening and accelerating our position in the attractive food end market and enhancing the technical capabilities of our products and service offerings,” said Kim Ryan, President and CEO of Hillenbrand. “By leveraging the combined capabilities of our Coperion brand and the LINXIS Group brands, we will be able to offer more comprehensive processing solutions, creating significant value for our customers. Through cross-selling opportunities in key geographies, the deployment of the Hillenbrand Operating Model, and utilization of our scalable foundation, we expect this acquisition to deliver compelling long-term shareholder value.”

Upon completion of this transaction, LINXIS Group and its over 1,000 global employees operating in ten manufacturing facilities will join its Coperion and Rotex brands as part of Hillenbrand’s Advanced Process Solutions (APS) segment. The APS segment provides highly engineered industrial equipment and systems and aftermarket parts and services for a variety of end markets and applications.

Hillenbrand expects to use committed debt financing, cash on hand, and cash available under its revolving credit facility to fund this acquisition.

Advisors

Linklaters LLP is serving as legal counsel and SMBC Nikko is acting as a financial advisor for Hillenbrand.

Conference Call/Webcast

Hillenbrand management will hold a conference call and simultaneous webcast to discuss the proposed transaction with LINXIS Group on Wednesday, July 20 at 8:30 a.m. (ET). The live webcast, including a slide presentation, will be available at http://ir.hillenbrand.com under the “News & Events” tab and will be archived on the company’s investor relations website through Friday, August 19, 2022.

To access the conference call, listeners in the United States and Canada may dial +1 (877) 407-8012, and international callers may dial +1 (412) 902-1013. Please use conference call ID number 13731815. A replay of the call will be available until midnight ET, Wednesday, August 3, 2022, by dialing +1 (877) 660-6853 toll free in the United States and Canada or +1 (201) 612-7415 internationally and using the conference ID number 13731815.

About Hillenbrand

Hillenbrand (NYSE: HI) is a global industrial company operating in over 40 countries with over 10,000 associates serving a wide variety of industries around the world. Guided by our Purpose — Shape What Matters For Tomorrow™ — we pursue excellence, collaboration, and innovation to consistently shape solutions that best serve our associates, customers, communities, and other stakeholders. Hillenbrand's portfolio includes brands such as Coperion, Milacron Injection Molding & Extrusion, and Mold-Masters, in addition to Batesville. To learn more, visit: www.Hillenbrand.com.

About LINXIS Group

LINXIS Group’s purpose is to leverage our collective expertise to develop and implement specialized equipment solutions, enabling our customers to be best-in-class industrial players wherever they operate. Bakon (The Netherlands), Diosna (Germany), Shaffer (USA), Shick Esteve (USA/France), Unifiller (Canada) and VMI (France) are part of LINXIS Group. For more information, visit www.LINXISGroup.com.

Forward-Looking Statements

Throughout this release, we make a number of “forward-looking statements,” including statements regarding the proposed acquisition of LINXIS Group (“Linxis”) (the “Proposed Transaction”), that are within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and that are intended to be covered by the safe harbor provided under these sections. As the words imply, these are statements about future sales, earnings, cash flow, results of operations, uses of cash, and financings, including in all cases with respect to the impact of the Linxis acquisition, share repurchases, ability to meet deleveraging goals, and other measures of financial performance or potential future plans or events, strategies, objectives, beliefs, prospects, assumptions, expectations, and projected costs or savings or transactions of Hillenbrand, Inc. (the “Company”), Linxis, or the combined company following the Proposed Transaction (the “Combined Company”), any or all of which might or might not happen in the future, the anticipated benefits of the Proposed Transaction, including estimated synergies, and the expected timing of completion of the Proposed Transaction, as contrasted with historical information. Forward-looking statements are based on assumptions that we believe are reasonable, but by their very nature are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from the Company’s expectations and projections.

Words that could indicate that we are making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would	project
become	pursue	estimate	will	forecast	continue	could	anticipate
target	encourage	promise	improve	progress	potential	should	impact

This is not an exhaustive list, but is intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here is the key point:  Forward-looking statements are not guarantees of future performance or events, and actual results or events could differ materially from those set forth in any forward-looking statements. Any number of factors, many of which are beyond our control, could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: risks related to the Russian Federation’s invasion of Ukraine (referred to herein as the “Ukraine War”) and resulting geopolitical instability and uncertainty, which could have a negative impact on our or Linxis’ ability to sell to, ship products to, collect payments from, and support customers in certain regions, in addition to the potential effect of supply chain disruptions that could adversely affect profitability; the impact of contagious diseases such as the COVID-19 pandemic and the escalation thereof due to variant strains of the virus and the societal, governmental, and individual responses thereto, including supply chain disruption, loss of contracts and/or customers, erosion of some customers’ credit quality, downgrades of the Company’s or Linxis’ credit quality, closure or temporary interruption of the Company’s, Linxis’, or their respective suppliers’ manufacturing facilities, travel, shipping and logistical disruptions, domestic and international general economic conditions, such as inflation, exchange rates and interest rates; loss of human capital or personnel, and general economic calamities; increased costs, poor quality, or unavailability of raw materials or certain outsourced services and supply chain disruptions; increasing competition for highly skilled and talented workers as well as labor shortages; the risk of business disruptions associated with information technology, cyber-attacks, or catastrophic losses affecting infrastructure; risks that the integration of Linxis, Milacron or other acquired businesses disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results; the ability to recognize the benefits of the Proposed Transaction, the acquisition of Milacron or any other acquisition or disposition, including potential synergies and cost savings or the failure of the Company or any acquired company to achieve its plans and objectives generally; impairment charges to goodwill and other identifiable intangible assets; competition in the industries in which we operate, including on price or from nontraditional sources in the death care industry; impacts of decreases in demand or changes in technological advances, laws, or regulation on the revenues that we derive from the plastics industry; our reliance upon employees, agents, and business partners to comply with laws in many countries and jurisdictions; the impact of incurring significant amounts of indebtedness and any inability of the Company or Linxis to respond to changes in its business or make future desirable acquisitions; the ability of the Company, Linxis, or the Combined Company to comply with financial or other covenants in debt agreements; global market and economic conditions, including those related to the financial markets; our level of international sales and operations; cyclical demand for industrial capital goods; continued fluctuations in mortality rates and increased cremations; the dependence of our business units on relationships with several large customers and providers; competition faced by our Batesville business from non-traditional sources; the impact to the Company’s, Linxis’, or the Combined Company’s effective tax rate of changes in the mix of earnings or tax laws and certain other tax-related matters; involvement in claims, lawsuits and governmental proceedings related to operations; uncertainty in the United States political and regulatory environment or global trade policy; adverse foreign currency fluctuations; labor disruptions; the effect of certain provisions of the Company’s governing documents and Indiana law that could decrease the trading price of the Company’s common stock; the ability of Linxis to favorably complete the works council consultation process and the ability of Linxis and the Company to satisfy the other conditions to the closing of the Proposed Transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the Company and Linxis to terminate any binding agreements; negative effects of the announcement or the consummation of the Proposed Transaction on the market price of the Company’s common stock or on its or Linxis’ business, financial condition, results of operations and financial performance (including the ability of Linxis to maintain relationships with its customers, suppliers and others with whom it does business); uncertainties as to access to available financing for the Proposed Transaction on a timely basis and on reasonable terms; the impact of the additional indebtedness the Company will incur in connection with the Proposed Transaction; significant transaction costs and/or unknown liabilities of the Proposed Transaction; the possibility that the anticipated benefits from the Proposed Transaction cannot be realized by the Company in full or at all or may take longer to realize than expected; risks related to diversion of Linxis’ management’s attention from Linxis’ ongoing business operations due to the Proposed Transaction; risks associated with contracts containing consent and/or other provisions that may be triggered by the Proposed Transaction; risks associated with transaction-related litigation; the possibility that costs or difficulties related to the integration of Linxis’ operations with those of the Company will be greater than expected; and the ability of Linxis and the Combined Company to retain and hire key personnel.

There can be no assurance that the Proposed Transaction or any other transaction described above will in fact be consummated in the manner described or at all. Shareholders, potential investors, and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in Part I, Item 1A of Hillenbrand’s Form 10-K for the year ended September 30, 2021, filed with the Securities and Exchange Commission (“SEC”) on November 17, 2021, and in Part II, Item 1A of Hillenbrand’s Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 9, 2022. The forward-looking information in this release speaks only as of the date hereof, and we assume no obligation to update or revise any forward-looking information.

Note Regarding Certain Financial Information

‘22E figures are projections for Linxis’ fiscal year ending 12/31/2022, based on unaudited prospective financial information prepared and provided to the Company by Linxis. Linxis’ actual results could differ materially from these projections. In addition, Linxis’ financial statements are prepared in accordance with French generally accepted accounting principles (“French GAAP”), which differ in certain material respects from United States generally accepted accounting principles (“US GAAP”). For instance, when compared to US GAAP, French GAAP (i) differs in its requirements for over time revenue recognition and (ii) consolidates only proportionally for less than 100% owned entities, which impact revenue and EBITDA as presented thereunder. French GAAP may also (1) include amortization of capitalized research and development costs rather than immediate expense recognition; (2) requires recognition of actuarial gains or losses from pension plans immediately in the period incurred; (3) have potentially different timing of EBITDA recognition of foreign currency balances for non-monetary assets and liabilities; and (4) set different requirements for sale-leaseback transactions, resulting in differences in timing of expense recognition, each of which may impact EBITDA as presented thereunder. Linxis defines EBITDA as net income before interest, income tax, depreciation and amortization (in each case, determined in accordance with French GAAP). No quantitative reconciliation of these forward-looking measures is provided, as underlying factors are inherently uncertain and difficult to predict, and such a reconciliation would not be available without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors.

CONTACTS

Investor Relations for Hillenbrand
Sam Mynsberge, Sr. Director, Investor Relations
Phone: 812-931-5036
Email: investors@hillenbrand.com

Corporate Communications for Hillenbrand

Gladstone Place Partners

Lauren Odell / Heather West / Danielle Fornabaio

Phone: 212-230-5930

Email: Hillenbrand@gladstoneplace.com